Exhibit 10.3

Promissory Note

Principal Amount:	$1,145,520.08

Debtor:	Foremost Lithium Resource & Technology Ltd.

Lender:	Jason Barnard and Christina Barnard

Date:	May 10, 2022

FOR VALUE RECEIVED, Foremost Lithium Resource & Technology Ltd. (hereinafter “Debtor”) promises to pay to Jason Barnard and Christina Barnard (hereinafter “Lender”) the principal sum of One Million One Hundred Forty-Five Thousand Five Hundred Twenty dollars and 08/100 cents ($1,145,520.08) (the “Principal Amount”), with interest thereon from May 10, 2022, on the unpaid principal at the rate of eight and thirty-five one hundredths percentum (8.35%) per annum, compounded monthly, on the following terms and conditions:

1.            DUE DATE: The entire balance of this Note (the “Loan”) together with all interest accrued thereon and other amounts owing, shall be due and payable in full on May 10, 2023.

2.            MONTHLY PAYMENTS. Debtor shall pay the Lender monthly payments of $8,000.00. The payments shall begin on June 10, 2022, and shall continue on the 10th day of each succeeding calendar month, in addition to interest in the amount of $5,133.85 in interest accrued as of the date hereof.

3.            PREPAYMENT. Debtor may at any time and from time to time prepay the Loan in full or in part, including accrued and unpaid interest, at any time, without penalty. Any prepayment of the Loan will first be applied to the outstanding Principal Amount and then to any accrued and unpaid interest.

4.            ACKNOWLEDGEMENT: Debtor hereby acknowledges and confirms and this Note evidences in part, funds previously advanced by the Lender to the Debtor, and this Note shall be good and sufficient evidence of the same.

5.            CURRENCY: All principal and interest payments shall be made in lawful money of Canada.

6.            WAIVER OF PRESENTMENTS: Debtor waives presentment for payment, notice of dishonor, protest and notice of protest.

7.            NON-WAIVER: No failure or delay by Lender in exercising Lender’s rights under this Note shall be a waiver of such rights.

8.            SEVERABILITY: If any clause or any other portion of this Note shall be determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other clause or portion of this Note, all of which shall remain in full force and effect.

DATED MAY 10, 2022

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD. by its authorized signatory:
/s/ Andrew Lyons
ANDREW LYONS
Chief Financial Officer & Director